Exhibit 99.1

EMCORE Reports Fiscal 2022 Third Quarter Results and Announces the Acquisition of the KVH FOG and Inertial Navigation Systems Business

ALHAMBRA, CA, August 9, 2022 – EMCORE Corporation (Nasdaq: EMKR), a leading provider of advanced mixed-signal products that serve the aerospace and defense, communications, and sensing markets, today announced results for the fiscal 2022 third quarter ended June 30, 2022 (3Q22) and that it acquired the Fiber Optic Gyroscope (FOG) and Inertial Navigation Systems business segment of KVH Industries, Inc. (Nasdaq: KVHI) for approximately $55.0 million, subject to working capital adjustments, in an all-cash transaction. Management will host a conference call to discuss 3Q22 financial and business results as well as the acquisition today at 5:00 p.m. Eastern Time (ET).

Through the KVH transaction, EMCORE acquired all the intellectual property and outstanding assets and liabilities of KVH’s FOG and Inertial Navigation Systems business segment, including the 100,384-square-foot production facility located in Tinley Park, Illinois. Cowen served as financial advisor to EMCORE and Pillsbury Winthrop Shaw Pittman LLP served as legal advisor to EMCORE in connection with the KVH transaction. Highlights of the deal include:

•Adds a new business generating over $30.0 million in revenue on an annual basis
•EBITDA-positive addition with synergies anticipated for the next two years
•Value creation opportunities for both businesses at every level of the P&L
•Established customer base in the Army and a variety of terrestrial applications
•Opens new opportunities in the growing industrial autonomy market

EMCORE’s consolidated revenue for 3Q22 was $23.7 million, comprised of $13.4 million from the Aerospace and Defense (A&D) segment and $10.3 million from the Broadband segment. Net loss was $7.6 million and $6.3 million on a GAAP and non-GAAP basis, respectively. Adjusted EBITDA was negative $5.1 million. Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

“During 3Q22, our Space and Navigation operations performed very well, driving sequential A&D revenue up in 3Q22. However, our QMEMS product line was affected by multiple supply chain delays and shortages, as well as a COVID outbreak at our Concord facility,” said Jeff Rittichier, President and Chief Executive Officer of EMCORE. “Demand in our A&D business segment is strong and we expect our QMEMS operational issues to improve with a rebound in the September quarter. Unfortunately, since our last call, the Cable TV business has become more turbulent, with a major customer deciding to exit CATV entirely. On a positive note, we began low volume shipments of data center chips as projected, signaling a new growth phase in Broadband.”

“We are also very excited to add not only a strong and growing business with KVH’s inertial navigation team, but also best-in-class manufacturing capabilities, low-cost technology development, and an exemplary sales team. When we combine these with EMCORE’s closed loop and transceiver technologies, we see substantial opportunities for both businesses across revenue, gross margins, and net income. The addition of the KVH inertial navigation product line further expands our reach into the tactical grade segment of the market and solidifies EMCORE’s position as one of the largest independent inertial navigation providers in the industry,” added Mr. Rittichier.

Consolidated Results

	Three Months Ended
	Jun 30, 2022	Mar 31, 2022	+increase/ -decrease
	3Q22	2Q22
Revenue	$23.7M	$32.7M	-$9.0M
Gross margin	16%	28%	-12%
Operating expenses	$11.0M	$11.3M	-$0.3M
Operating margin	(30%)	(7%)	-23%
Net loss	($7.6M)	($2.2M)	-$5.4M
Net loss per share diluted	($0.20)	($0.06)	-$0.14
Non-GAAP gross margin (1)	18%	30%	-12%
Non-GAAP operating expenses (1)	$10.5M	$10.4M	+$0.1M
Non-GAAP operating margin (1)	(27%)	(2%)	-25%
Non-GAAP net loss (1)	($6.3M)	($0.8M)	-$5.5M
Non-GAAP net loss per share diluted (1)	($0.17)	($0.02)	-$0.15
Adjusted EBITDA	($5.1M)	$0.3M	-$5.4M
Ending cash and cash equivalents	$75.1M	$80.9M	-$5.8M
(1) Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

Aerospace and Defense Segment

A&D’s sequential-quarter revenue increase was driven primarily by the addition of the Space and Navigation business acquired from L3 Harris Technologies, Inc. on April 29, 2022, as the QMEMS revenue decrease was offset by higher Defense Optoelectronics and FOG revenue. A&D segment gross margin decreased primarily as a result of lower sales of QMEMS products.

Three Months Ended
	Jun 30, 2022	Mar 31, 2022	+increase/ -decrease
	3Q22	2Q22
A&D segment revenue	$13.4M	$9.0M	+$4.4M
A&D segment gross margin	12%	14%	-2%
A&D segment R&D expense	$3.8M	$4.0M	-$0.2M
A&D segment profit	($2.3M)	($2.8M)	+$0.5M
Non-GAAP A&D segment gross margin (1)	13%	15%	-2%
Non-GAAP A&D segment R&D expense (1)	$3.7M	$3.9M	-$0.2M
Non-GAAP A&D segment profit	($1.9M)	($2.6M)	+$0.7M
(1) Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

Broadband Segment

Broadband’s sequential-quarter revenue decrease was primarily due to a decline in revenue from CATV products. Broadband segment gross margin decreased primarily as a result of the lower revenue and under-absorption of fixed overhead.

Three Months Ended
	Jun 30, 2022	Mar 31, 2022	+increase/ -decrease
	3Q22	2Q22
Broadband segment revenue	$10.3M	$23.6M	-$13.3M
Broadband segment gross margin	23%	33%	-10%
Broadband segment R&D expense	$0.7M	$0.5M	+$0.2M
Broadband segment profit	$1.7M	$7.3M	-$5.6M
Non-GAAP Broadband segment gross margin (1)	24%	35%	-11%
Non-GAAP Broadband segment R&D expense (1)	$0.6M	$0.4M	+$0.2M
Non-GAAP Broadband segment profit	$1.9M	$7.9M	-$6.0M
(1) Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

Business Outlook

The Company expects revenue for the fiscal 2022 fourth quarter ending September 30, 2022 to be in the range of $24 million to $26 million, inclusive of a partial quarter revenue from the acquisition announced today.

Conference Call

The Company will discuss its financial results on Tuesday, August 9, 2022 at 5:00 p.m. ET (2:00 p.m. PT). The call will be available, live, to interested parties by dialing 888-221-3881. For international callers, please dial +1 313-209-6544. The conference passcode number is 165956. The call will be webcast live via the Company's website at http://www.emcore.com. A webcast will be available for replay following the conclusion of the call.

About EMCORE

EMCORE Corporation is a leading provider of advanced mixed-signal products that serve the aerospace and defense, communications, and sensing markets. Our best-in-class components and systems support a broad array of applications including navigation and inertial sensing, defense optoelectronics, broadband communications, optical sensing, and specialty chips for telecom and data centers. We leverage industry-leading Quartz MEMS, Lithium Niobate, and Indium Phosphide chip-level technology to deliver state-of-the-art component and system-level products across our end-market applications. EMCORE has vertically-integrated manufacturing capability at its facilities in Alhambra, CA, Budd Lake, NJ, and Concord, CA. Our manufacturing facilities maintain ISO 9001 quality management certification, and we are AS9100 aerospace quality certified at our facilities in Budd Lake and Concord. For further information about EMCORE, please visit http://www.emcore.com.

About KVH Industries, Inc.

KVH Industries, Inc. is a global leader in mobile connectivity and inertial navigation systems with innovative technology designed to enable a mobile world. A market leader in maritime VSAT, KVH designs, manufactures, and provides connectivity and content services globally. KVH is also a premier manufacturer of high-performance sensors and integrated inertial systems for defense and commercial applications. Founded in 1982, the company is based in Middletown, RI with research, development, and manufacturing operations in Middletown, RI, and Tinley Park, IL, and more than a dozen offices around the globe.

Use of Non-GAAP Financial Measures

The Company conforms to U.S. Generally Accepted Accounting Principles (“GAAP”) in the preparation of its financial statements. We disclose supplemental non-GAAP earnings measures for gross margin, operating expenses, research and development expenses, operating margin, and net loss, as well as adjusted EBITDA.

Management believes these supplemental non-GAAP measures reflect the Company’s core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these measures when evaluating its financial results and for planning and forecasting of future periods. We believe that these supplemental non-GAAP measures are also useful to investors in assessing our operating performance. While we believe in the usefulness of these supplemental non-GAAP measures, there are limitations. Our non-GAAP measures may not be reported by other companies in our industry and/or may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using these non-GAAP measures as a supplement to GAAP and by providing the reconciliations to the most comparable GAAP measure.

The schedules at the end of this press release reconcile the Company’s non-GAAP measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business, they do not involve the expenditure of cash, they are unrelated to the ongoing operation of the business in the ordinary course, or their magnitude and timing is largely outside of the Company’s control. For all reporting periods disclosed, the Company has applied consistent rationale, method, and adjustments in reconciling non-GAAP measures to the most directly comparable GAAP measure.

Non-GAAP measures are not in accordance with or an alternative to GAAP, nor are they meant to be considered in isolation or as a substitute for comparable GAAP measures. Our disclosures of these measures should be read only in conjunction with our financial statements prepared in accordance with GAAP. Non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

Forward-Looking Statements

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results, including growth expectations in the A&D segment, expected revenue from our recent acquisition of the Space & Navigation business of L3 Harris Technologies, Inc., statements regarding the anticipated benefits of our acquisition of the FOG and Inertial Navigation Systems business segment from KVH Industries, Inc., including future opportunities for both EMCORE and the acquired business across revenue, gross margins and net income, anticipated impact on product offerings, anticipated impact on EBITDA and potential synergies impacting the financial performance of both EMCORE and the acquired business, potential new opportunities in the industrial autonomy market, and statements about our future results of operations and financial position, plans, strategies, business prospects, changes, and trends in our business and the markets in which we operate.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as projected financial results, the development of new products, enhancements or technologies, sales levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) uncertainties regarding the effects of the COVID-19 pandemic, the length of time it will take for the COVID-19 pandemic to subside, and the impact of measures intended to reduce its spread on our business and operations, which is evolving and beyond our control; (b) the rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (c) the Company's and the acquired business from KVH Industries, Inc.’s historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (d) delays and other difficulties in commercializing new products; (e) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and (iv) to successfully compete with products offered by our competitors; (f) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (g) actions by competitors; (h) risks and uncertainties related to applicable laws and regulations, including the impact of changes to applicable tax laws and tariff regulations; (i) acquisition-related risks, including that (i) the revenues and net operating results obtained from our recent acquisitions, including our acquisition of the FOG and Inertial Navigation Systems business segment of KVH Industries, Inc., may not meet our expectations, (ii) the costs and cash expenditures for integration of our recent acquisitions, including our acquisition of the FOG and Inertial Navigation Systems business of KVH Industries, Inc., may be higher than expected, (iii) we may not recognize the anticipated synergies from our recent acquisitions, including our acquisition of the FOG and Inertial Navigation Systems business of the KVH Industries Inc., (iv) there could be losses and liabilities arising from these acquisitions, including our acquisition of the FOG and Inertial Navigation Systems business of KVH Industries, Inc., that we will not be able to recover from any source, and (v) we may not realize sufficient scale from these acquisitions and will need to take additional steps, including making additional acquisitions, to achieve our growth objectives for this product line; (j) risks related to our ability to obtain capital; (k) the effect of component shortages and any alternatives thereto; (l) risks and uncertainties related to manufacturing and production capacity and expansion plans related thereto; (m) risks related to the conversion of order backlog into product revenue; and (n) other risks and uncertainties discussed under Item 1A - Risk Factors in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as updated by our subsequent periodic reports.

Forward-looking statements are based on certain assumptions and analysis made in light of our experience and perception of historical trends, current conditions, and expected future developments as well as other factors that we believe are appropriate under the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We do not intend to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION
Condensed Consolidated Statement of Operations and Comprehensive (Loss) Income
(in thousands, except for per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2022	2021	2022	2021
Revenue	$23,675	$42,658	$98,561	$114,490
Cost of revenue	19,777	25,433	69,849	70,059
Gross profit	3,898	17,225	28,712	44,431
Operating expense:
Selling, general, and administrative	7,800	6,081	22,550	17,941
Research and development	4,513	4,500	13,675	12,567
Severance	—	—	1,318	—
(Gain) loss on sale of assets	(1,318)	250	(1,919)	439
Total operating expense	10,995	10,831	35,624	30,947
Operating (loss) income	(7,097)	6,394	(6,912)	13,484
Other (expense) income:
Gain on extinguishment of debt	—	6,561	—	6,561
Interest income (expense), net	9	579	(14)	481
Foreign exchange (loss) gain	(185)	87	(160)	256
Pension expense	(349)	—	(349)	—
Total other (expense) income	(525)	7,227	(523)	7,298
(Loss) income before income tax expense	(7,622)	13,621	(7,435)	20,782
Income tax expense	(27)	(6)	(25)	(214)
Net (loss) income	$(7,649)	$13,615	$(7,460)	$20,568
Foreign exchange translation adjustment	69	(5)	91	(26)
Comprehensive (loss) income	$(7,580)	$13,610	$(7,369)	$20,542
Per share data
Net (loss) income per basic share	$(0.20)	$0.37	$(0.20)	$0.62
Weighted-average number of basic shares outstanding	37,425	36,768	37,197	33,069
Net (loss) income per diluted share	$(0.20)	$0.35	$(0.20)	$0.59
Weighted-average number of diluted shares outstanding	37,425	38,893	37,197	34,777

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of
	June 30, 2022	September 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$74,609	$71,621
Restricted cash	520	61
Accounts receivable, net of credit loss of $267 and $260, respectively	24,287	31,849
Contract assets	7,439	361
Inventory	29,206	32,309
Prepaid expenses and other current assets	6,471	6,877
Assets held for sale	480	1,241
Total current assets	143,012	144,319
Property, plant, and equipment, net	26,079	22,544
Goodwill	354	69
Operating lease right-of-use assets	20,938	13,489
Other intangible assets, net	1,548	167
Other non-current assets	1,592	225
Total assets	$193,523	$180,813
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,335	$16,686
Accrued expenses and other current liabilities	11,651	9,568
Customer deposits	9,042	368
Operating lease liabilities - current	2,156	1,198
Total current liabilities	36,184	27,820
Operating lease liabilities - non-current	19,240	12,684
Asset retirement obligations	4,516	2,049
Other long-term liabilities	9	794
Total liabilities	59,949	43,347
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized; 44,449 shares issued and 37,543 shares outstanding as of June 30, 2022; 43,890 shares issued and 36,984 shares outstanding as of September 30, 2021	785,743	782,266
Treasury stock at cost; 6,906 shares as of June 30, 2022 and September 30,2021	(47,721)	(47,721)
Accumulated other comprehensive income	778	687
Accumulated deficit	(605,226)	(597,766)
Total shareholders’ equity	133,574	137,466
Total liabilities and shareholders’ equity	$193,523	$180,813

EMCORE CORPORATION
Reconciliations of GAAP to Non-GAAP Financial Measures

	Three Months Ended
	Jun 30, 2022	Mar 31, 2022
	3Q22	2Q22
Gross profit	$3,898	$9,017
Gross margin	16%	28%

Adjustments:
Stock-based compensation expense	275	178
Asset retirement obligation accretion	9	9
Amortization of intangible assets	40	12
CATV transition - shutdown expense	—	432
Total adjustments	324	631

Non-GAAP gross profit	$4,222	$9,648
Non-GAAP gross margin	18%	30%

	Three Months Ended
	Jun 30, 2022	Mar 31, 2022
	3Q22	2Q22
Operating expense	$10,995	$11,330
Stock-based compensation expense	(1,248)	(966)
Severance expense	—	(20)
CATV transition - gain on sale of assets	1,318	788
Acquisition-related expense	(313)	(456)
Litigation-related expense	(213)	(290)
Non-GAAP operating expense	$10,539	$10,386

	Three Months Ended
	Jun 30, 2022	Mar 31, 2022
	3Q22	2Q22
Operating profit	$(7,097)	$(2,313)
Operating margin	(30%)	(7%)

Adjustments:
Stock-based compensation expense	1,523	1,144
Asset retirement obligation accretion	9	9
Amortization of acquired intangibles	40	12
Severance expense	—	20
CATV transition - shutdown expense	—	432
CATV transition - gain on sale of assets	(1,318)	(788)
Acquisition-related expense	313	456
Litigation-related expense	213	290
Total adjustments	780	1,575

Non-GAAP operating profit	$(6,317)	$(738)
Non-GAAP operating margin	(27%)	(2%)

Depreciation expense	1,185	1,008
Adjusted EBITDA	$(5,132)	$270
Adjusted EBITDA %	(22%)	1%

	Three Months Ended
	Jun 30, 2022	Mar 31, 2022
	3Q22	2Q22
Net loss	$(7,649)	$(2,225)
Net loss per share diluted	$(0.20)	$(0.06)

Adjustments:
Stock-based compensation expense	1,523	1,144
Asset retirement obligation accretion	9	9
Amortization of intangible assets	40	12
Severance expense	—	20
CATV transition - shutdown expense	—	432
CATV transition - gain on sale of assets	(1,318)	(788)
Acquisition-related expense	313	456
Litigation-related expense	213	290
Acquisition-related pension expense	349	—
Foreign exchange loss	185	17
Income tax expense (benefit)	27	(117)
Total adjustments	1,341	1,475

Non-GAAP net loss	$(6,308)	$(750)
Non-GAAP net loss per share diluted	$(0.17)	$(0.02)

Interest (income) expense, net	(9)	12
Depreciation expense	1,185	1,008
Adjusted EBITDA	$(5,132)	$270
Adjusted EBITDA %	(22%)	1%

	Three Months Ended			Three Months Ended
	Jun 30, 2022	Mar 31, 2022		Jun 30, 2022	Mar 31, 2022
	3Q22	2Q22		3Q22	2Q22
Aerospace and Defense			Broadband
Gross profit	$1,551	$1,233	Gross profit	$2,347	$7,784
Gross margin	12%	14%	Gross margin	23%	33%

Adjustments:			Adjustments:
Stock-based compensation expense	147	96	Stock-based compensation expense	128	82
Asset retirement obligation accretion	—	—	Asset retirement obligation accretion	9	9
Amortization of intangible assets	40	12	Amortization of intangible assets	—	—
Total adjustments	187	108	Total adjustments	137	523

Non-GAAP gross profit	$1,738	$1,341	Non-GAAP gross profit	$2,484	$8,307
Non-GAAP gross margin	13%	15%	Non-GAAP gross margin	24%	35%

R&D expense	$3,834	$4,041	R&D expense	$679	$494
Stock-based compensation expense	(167)	(118)	Stock-based compensation expense	(80)	(67)
Non-GAAP R&D expense	$3,667	$3,923	Non-GAAP R&D expense	$599	$427

Contact:
EMCORE Corporation
Tom Minichiello
(626) 293-3400
investor@emcore.com